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                                                                 EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 25, 1998 on our audits of the consolidated financial statements of Jerry's Famous Deli, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K.



                                               /s/ Coopers & Lybrand L.L.P.

                                               COOPERS & LYBRAND L.L.P.


Los Angeles, California
March 30, 1998